UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CSX Corporation

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

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The proxy statement filed by CSX Corporation (the “Company”) with the Securities and Exchange Commission on April 20, 2017, related to the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held on June 5, 2017, is hereby supplemented as follows:

On May 24, 2017, Paul C. Hilal, a director of the Company and a nominee for election as a director at the Annual Meeting, resigned as a member of the Compensation Committee and the Governance Committee of the Board of Directors (the “Board”) of the Company. Mr. Hilal continues to be a member of the Finance Committee and the Executive Committee. Additionally, he continues to serve as Vice-Chairman of the Board.

Mr. Hilal will continue to stand for election as a director at the Annual Meeting.